NEWS RELEASE

December 28, 2012
FOR IMMEDIATE RELEASE

For
TF Financial Corporation:

Kent C. Lufkin
President and Chief Executive Officer
215-579-4000

For
Roebling Financial Corp, Inc.

R. Scott Horner
President and Chief Executive Officer
609-668-6500

TF Financial Corporation and Roebling Financial Corp, Inc.
Announce Definitive Merger Agreement

Newtown, PA., & Roebling, NJ., December 28, 2012 – TF Financial Corporation (NASDAQ: THRD), the parent company of 3rd Fed Bank, and Roebling Financial Corp, Inc. (OTCBB: RBLG), the parent company of Roebling Bank, jointly announced the execution of a definitive merger agreement under which TF Financial is to acquire Roebling Financial for approximately $14.5 million in TF stock and cash, or approximately $8.60 per share.

The strategic merger will combine two holding companies and subsidiary banks with strong histories of supporting their respective communities, expands 3rd Fed Bank’s New Jersey footprint, and improves product and service offerings to Roebling Bank customers. The resulting combined company will have over $850 million in total assets, $640 million in total loans, and $660 million in total deposits and 19 locations to serve customers in a five county contiguous market area.

“We are very pleased to be partnering with Roebling Bank because they have been serving Burlington County residents for 90 years.  It is a well-established franchise with a solid footprint in a complementary market,” said Kent C. Lufkin, TF’s President and CEO.   “As past President of Roebling, and a long-time Burlington County resident, I have great familiarity with Roebling, its board, and its markets.  This combination will give us greater resources to serve our combined customer base into the future, and should also improve our operating efficiency to absorb greater regulatory costs.”

“This is an ideal opportunity for Roebling to partner with a true community bank that shares our commitment to local residents and businesses,” said John J. Ferry, Roebling’s Board Chairman. “We know Kent very well and have complete confidence in his ability and also in TF’s management team to lead our combined company forward.”

Under the terms of the merger agreement, Roebling Financial Corp, Inc. will be merged into TF Financial Corporation and Roebling Bank will be merged into 3rd Fed Bank.  Roebling Bank branches will become 3rd Fed Bank branches.  50% of Roebling’s shares will be converted into TF common stock and the remaining 50% will be converted into cash.  Roebling shareholders will have the option to elect to receive either 0.3640 shares of TF common stock or $8.60 in cash for each Roebling common share, subject to proration to ensure that in the aggregate 50% of the Roebling shares will be converted into stock. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.  The merger is expected to close during the second or third quarter of 2013, and is expected to be accretive to TF’s earnings, exclusive of merger costs, in the second half of 2013.

Mr. Ferry will join the board of 3rd Fed Bank. The merger agreement is subject to customary closing conditions, including approval by Roebling Financial Corp, Inc. shareholders and applicable banking regulatory authorities.

The Kafafian Group, Inc. served as financial advisor to TF Financial Corporation, and Spidi & Fisch, PC, Washington, D.C., served as its legal counsel. FinPro Capital Advisors, Inc. served as Roebling Financial Corp’s financial advisor and Malizia & Associates, P.C., State College, Pennsylvania served as its legal counsel.

About TF Financial Corporation.

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Fed Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey.  For more information on 3rd Fed Bank’s visit www.thirdfedbank.com.

About Roebling Financial Corp, Inc.

Roebling Financial Corp, Inc. is a holding company whose principal subsidiary is Roebling Bank, which operates five retail banking offices, two located in Roebling and one located in each of Delran, Westampton and New Egypt, New Jersey.    For more information on Roebling Bank visit www.roeblingbank.com.

Important Additional Information.

In connection with the proposed merger of TF Financial Corporation and Roebling Financial Corp, Inc., TF will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Roebling and a prospectus of TF (“Proxy Statement/Prospectus”), which will be mailed to Roebling’s shareholders, as well as other relevant documents concerning the proposed merger.  SHAREHOLDERS OF ROEBLING ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS,

BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELEVANT TO MAKING A VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER.

When available, a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about TF and Roebling, may be obtained at the SEC’s website at www.sec.gov.  You will also be able to obtain these documents, free of charge, from TF on its website at www.thirdfedbank.com or from Roebling on its website at www.roeblingbank.com/investor.htm.

TF and Roebling and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Roebling in connection with the merger.  Information about the directors and executive officers of Roebling and their ownership of Roebling common stock is set forth in  Roebling’s Form 10-K, as filed with the SEC on December 19, 2012, and on Forms 3, 4 and 5 subsequently filed with the SEC by its officers and directors.  Information about the directors and executive officers of TF and their ownership of TF common stock is set forth in the proxy statement related to TF’s 2012 annual meeting of shareholders, as filed with the SEC on March 27, 2012, and on Forms 3, 4 and 5 subsequently filed with the SEC by its officers and directors.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies may be obtained by reading the Proxy Statement/Prospectus when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Cautionary Statement Regarding Forward-Looking Statements.

Certain statements made in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements related to the timing of the closing of the mergers, availability of future resources, improvement in operating efficiency, impact on earnings and statements about the ability of TF management to lead the combined company.  Although TF and Roebling believe that their expectations with respect to such forward-looking statements are based upon reasonable assumptions based on existing knowledge, the material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: the inability to close the merger in a timely manner; the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory and other approvals; the failure of the transaction to close for any other reason; the possibility that the integration of Roebling’s business and operations with those of TF may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Roebling’s or TF’s existing businesses;  the challenges of integrating and retaining key employees; and other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the Proxy Statement/Prospectus to be mailed to Roebling’s shareholders.

Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in the cautionary language included under the heading “Management's Discussion and Analysis of Financial Condition and Results of Operations” in TF’s Form 10-K for the year ended December 31, 2011 and documents subsequently filed by TF with the SEC, including TF’s Form 10-Qs for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and in Roebling’s Form 10-K for the year ended September 30, 2012 and documents subsequently filed by Roebling with the SEC.  Readers are strongly urged to read the full cautionary statements contained in these materials.  All of these documents are or will be available at the SEC’s website at www.sec.gov.  Neither TF, nor Roebling assume any duty to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.